UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 25, 2011, Meredith Corporation (Meredith or the Company) issued a news release announcing a 50 percent increase in the dividend paid on Meredith stock and the authorization to repurchase $100 million of Meredith's common stock. That news release is attached as Exhibit 99.1.

Also, Meredith has posted to its website additional details about its new financial strategy and commitment to sustainable, long term Total Shareholder Return. That information is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1
News release issued by Meredith Corporation on October 25, 2011, announcing a 50 percent increase in the dividend paid on Meredith stock and the authorization to repurchase $100 million of Meredith's common stock.

	99.2	Meredith's commitment to sustainable Total Shareholder Return presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Joseph H. Ceryanec
Joseph H. Ceryanec
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: October 25, 2011

INDEX TO EXHIBITS

Exhibit Number	Item

99.1
News release issued by Meredith Corporation on October 25, 2011, announcing a 50 percent increase in the dividend paid on Meredith stock and the authorization to repurchase $100 million of Meredith's common stock.

99.2	Meredith's commitment to sustainable Total Shareholder Return presentation.